Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4) pertaining to the Amended and Restated 2015 Stock Incentive Plan of ImmunityBio, Inc. of our report dated March 30, 2021, with respect to the consolidated financial statements of NantCell, Inc. (fka ImmunityBio, Inc., a private company) included in ImmunityBio, Inc.’s Current Report on Form 8-K/A dated April 22, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

May 21, 2021